UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

National American University Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16, Suite 200 Rapid City, SD		57701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 21, 2011, National American University Holdings, Inc. (the “Company”) disclosed to an analyst in a telephone conversation that the Company expects its revenue for the second quarter ended November 30, 2011 to be approximately $30 million with total operating expenses anticipated to be approximately $27 million. The Company continues to invest substantially into the development of its new academic programs and the physical expansion of its 15 new locations. The Company’s expenditures include significant investment in marketing efforts to create name awareness and brand recognition. Although the profitability of operations related to new educational sites and new programs has not developed as quickly as the Company expected, the Company is still pleased with the performance of its established operations.

The Company expects to release the Company’s financial results for the second quarter and six months ended November 30, 2011, after the close of business on January 4, 2012.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D. Chief Executive Officer

Date: December 21, 2011